Exhibit 23.3

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Etsy, Inc. of our report dated November 3, 2014 relating to the financial statements of Incubart SAS, which appears in Etsy, Inc.’s Registration Statement on Form S-1 (333-202497).

/s/ PricewaterhouseCoopers Audit

Pierre Marty

Partner

Neuilly-sur-Seine, France

April 15, 2015